Exhibit 10.7

ASSIGNMENT AND AMENDMENT OF
EMPLOYMENT AGREEMENT

      THIS ASSIGNMENT AND AMENDMENT of employment agreement made as of the 12th day of September 2000, by and between Stockwalk.com, Inc., a Minnesota corporation (“Stockwalk”), Online Brokerage Solutions, Inc. (“OBS”) and Frank H. Lallos (“Lallos”).

WITNESSETH

      WHEREAS, Stockwalk and Lallos entered into an Employment Agreement dated as of February 7, 2000(“Agreement”); and

      WHEREAS, Stockwalk has restructured its business so that its online private label business will be run in OBS and Stockwalk and Lallos desire to assign the Agreement to OBS and to otherwise clarify and amend the Agreement.

      NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. For value received, the adequacy and receipt of which are hereby acknowledged, Stockwalk hereby sells, conveys, assigns, transfers and delivers to OBS, its successors and assigns, to have and to hold forever, all of Stockwalk’s right, title and interest in, to and under the Agreement. Lallos hereby consents to the assignment of the rights and obligations of Stockwalk under the Agreement by OBS. In connection with the assignment of the Agreement and effective the date of this Assignment and Amendment, Lallos resigns from any and all offices held by him in Stockwalk, including but not limited to President and Stockwalk hereby accepts such resignations. Subject to the terms and conditions hereof, the Company shall employ Employee and Employee agrees to be so employed in the capacity of President.

2. In connection with Stockwalk’s conveyance, assignment, transfer and delivery of the Agreement, OBS agrees to assume and pay or perform, promptly as they become due, the obligations of Stockwalk under the Agreement.

3. All references in the Agreement to Stockwalk shall be replaced with OBS to reflect the Assignment of the Agreement.

4. Except as hereinabove supplemented and amended, all of the terms, covenants and conditions of the Agreement are hereby ratified and confirmed.

Stockwalk.com, Inc.

By: /s/ Philip T. Colton
Its: General Counsel

Online Brokerage Solutions, Inc.
By: /s/ Philip T. Colton
Its: General Counsel

/s/ Frank H. Lallos
Frank H. Lallos

Exhibit 10.7-1